UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2018

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 397-1187

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2018, Health Insurance Innovations, Inc. (the “Company”), together with its subsidiary Health Plan Intermediaries Holdings, LLC (“HPIH”), entered into a Regulatory Settlement Agreement (the “RSA”) with the lead state regulators in the Company’s previously disclosed multistate market conduct examination. As previously disclosed, in April 2016 the Company became the subject of a multistate market conduct examination that reviewed the Company’s sales, marketing, and administration practices (the “MCE”). The MCE was joined by 43 states, including Indiana (the “Participating Jurisdictions”). The MCE is led by the insurance regulators in Indiana, Florida, Kansas, Montana, and Utah (the “Lead States”), with the Indiana Department of Insurance serving as the managing Lead State.

The provisions of the RSA are subject to the execution of the RSA by a total of at least 25 of the Participating Jurisdictions (the “Settling Jurisdictions”), including the Lead States, which have already executed the RSA. On the date on which the Company is notified that a total of 25 Participating Jurisdictions have executed the RSA, the RSA will become finally effective (the “Final Effective Date”). If the Final Effective Date does not occur within 90 days of the date the RSA was entered into, the RSA will become null and void, subject to an extension of the 90-day period upon agreement by the Company and the Lead States.

As stated in the RSA, the Company denies any wrongdoing or activities that violate the insurance laws, and the RSA states that the RSA shall not be deemed or construed as evidence, or an admission, or acknowledgment by the Company of any wrongdoing or liability.

The following is a summary of other material terms and conditions of the RSA:

●	The Company will submit a third-party administrator licensure application in any jurisdiction where the Company may make such application and where the Company is not otherwise licensed as a third-party administrator, and the Company will maintain such licenses in good standing in all applicable jurisdictions.

●	The Company will pay to the Settling Jurisdictions a “Multistate Payment” in the aggregate amount of $3.4 million for the examination, administrative costs, and compliance in connection with the MCE. Such payment will become due within 30 days of the Final Effective Date.

●	The Company will improve its monitoring of sales calls through the recording and retention of all internal and external sales calls and will require external distributors to conduct such recording and retention.

●	The Company’s compliance with the RSA will be monitored by representatives of the Lead States (collectively, the “Monitoring Regulators”). The Company will be required to periodically submit reports to the Monitoring Regulators. The Company will bear the reasonable costs of monitoring by the Monitoring Regulators and their designees.

●	The Company will prepare and implement (i) a “disclosures plan” to ensure that consumers are made fully aware of policy details and fees when purchasing insurance products, (ii) a “compliance plan” to provide for the monitoring and improvement of the sales practices of the Company, and (iii) a “training plan” to provide training for all internal and external sales personnel and other related parties regarding compliance with applicable insurance laws. All plans will be submitted to and require the approval of the Monitoring Regulators.

●	The Participating Jurisdictions will release the Company and HPIH from all claims, demands, interest, penalties, actions, or causes of action that each Settling Jurisdiction has or could have against the Company and HPIH relating to the matters within the scope of the MCE for the period covered by the MCE (which was March 23, 2010 through December 31, 2016).

The RSA provides that any failure of the Company to comply with the RSA will subject the Company to such administrative and enforcement actions and penalties as each state party to the RSA deems appropriate and consistent with each such state’s respective laws, rules, and regulations.

The foregoing description of the RSA is incomplete and is qualified by reference to the full text of the RSA, which is filed as Exhibit 10.1 to this Form 8-K.

Item 8.01.	Other Events.

Increase in Share Repurchase Authorization

On December 13, 2018, the Company’s Board of Directors authorized an increase in the Company’s previously disclosed share repurchase program from $50 million to $100 million of the Company’s outstanding Class A Common Stock.

The share repurchase authorization, which was initially approved and announced in October 2017, permits the Company to periodically repurchase shares for cash through October 2019 in open market purchases, block transactions and privately negotiated transactions in accordance with applicable federal securities laws. The actual timing, number and value of shares repurchased under the program will be determined by the Company’s management at its discretion and will depend on a number of factors, including the market price of the Company’s common stock, general market and economic conditions, regulatory requirements, capital availability and compliance with the terms of the Company’s credit facility. Repurchases under the program will be funded from one or a combination of existing cash balances, future free cash flow, and indebtedness. There is no guarantee as to the number of shares that will be repurchased, and the repurchase program may be extended, suspended or discontinued at any time without notice at the Company’s discretion. Through the date of this Current Report on Form 8-K, the Company has repurchased an aggregate of 1,149,919 shares of Class A Common Stock for an aggregate of $44.4 million under the repurchase program.

The repurchase program is being conducted in accordance with SEC Rule 10b-18 with respect to open-market purchases. The Company may adopt a Rule 10b5-1 share repurchase plan under the Securities Exchange Act of 1934 (the “Plan”) in connection with its share repurchase authorization. The Plan, if adopted, will allow the Company to repurchase its shares at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. Because repurchases under the Plan will be subject to certain pricing parameters, there is no guarantee as to the exact number of shares that will be repurchased under the Plan or that there will be any repurchases pursuant to the Plan. Subject to applicable regulations, the Company may elect to amend or cancel the Plan (if adopted) at its discretion.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Regulatory Settlement Agreement, dated December 12, 2018.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on the Company’s current assumptions, expectations and beliefs are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for our products, the amount of commissions paid to us or changes in health insurance plan pricing practices, ongoing regulatory examinations and state licensure requirements, our ability to integrate our acquisitions, competition, changes and developments in the United States health insurance system and laws, and the Company’s ability to adapt to them, the ability to maintain and enhance our name recognition, difficulties arising from acquisitions or other strategic transactions, and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are discussed in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission, which are available at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on any forward-looking statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael D. Hershberger
Name:	Michael D. Hershberger
Title:	Chief Financial Officer

Date: December 13, 2018